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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                               PENTON MEDIA, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                     36-2875386
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(State of Incorporation or Organization)                  (I.R.S. Employer
                                                          Identification No.)

1100 Superior Avenue, Cleveland, Ohio                           44114
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(Address of Principal Executive Offices)                      (Zip Code)

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
If this form relates to the registration of a   If this form relates to the registration of a
class of securities pursuant to Section         class of securities pursuant to Section 12(g)
12(b) of the Exchange Act and is effective      of the Exchange Act and is effective
upon filing pursuant to General                 pursuant to General Instruction A.(d),
Instruction A.(c), please check the             please check the following box. |_|
following box. |X|
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Securities Act Registration Statement file number to which this form relates:

-----------------
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


  Title of Each Class to be so Registered   Name of Each Exchange on Which Each
  ---------------------------------------       Class is to be Registered
                                                -------------------------

Rights To Purchase Series A Junior          The New York Stock Exchange
-----------------------------------------   ------------------------------------

Participating Preferred Stock
-----------------------------------------   ------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:  None





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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
                  --------------------------------------------------------

         On June 9, 2000, the Board of Directors of Penton Media, Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each share of Common Stock, par value $0.01 per share (the "Common Shares") of the Company outstanding at the close of business on June 27, 2000 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of June 9, 2000 (the "Rights Agreement"), between the Company and Harris Trust and Savings Bank, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 2.           EXHIBITS.
                  --------

                  Exhibit
                  Number            Exhibit
                  ------            -------

                  4.1 Rights Agreement (including a Form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

                  99.1              Press release, dated June 9, 2000


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          PENTON MEDIA, INC.


                                          By:   /s/ Joseph G. NeCastro
                                               -----------------------
                                               Name:    Joseph G. NeCastro
                                               Title:   Chief Financial Officer



Date:   June 12, 2000




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                                INDEX TO EXHIBITS


        EXHIBIT
        NUMBER          EXHIBIT
        ------          -------

          4.1 Rights Agreement (including a Form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

          99.1          Press release, dated June 9, 2000





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